Exhibit 10.1
EXECUTION VERSION
WESTWOOD ONE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of March 30, 2010, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the lenders under the Credit Agreement (defined below) (the “Lenders”) that are signatory hereto, and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent for the Lenders (“Agent”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement (defined below).
WITNESSETH:
WHEREAS, the Company, Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 23, 2009 (as in effect on the date hereof, the “Existing Credit Agreement” and as in effect after giving effect to this Amendment, the “Credit Agreement”);
WHEREAS, the Company is also party to that certain Securities Purchase Agreement, dated as of April 23, 2009 (as amended from time to time the “Securities Purchase Agreement‘), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the “Notes”);
WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Securities Purchase Agreement as more particularly provided in that certain Second Amendment to Securities Purchase Agreement (the “Second Notes Amendment”), dated as of March 30, 2010, by and between the Company and the requisite noteholders; and
WHEREAS, the Company has requested that the Lenders amend certain provisions of the Existing Credit Agreement as more particularly provided herein; and
WHEREAS, subject to the satisfaction of the conditions set forth in Section 2 hereof, the Lenders are willing to agree to amend such provisions of the Existing Credit Agreement on the terms set forth herein;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company, the Lenders agree as follows:
1. Amendments. The Existing Credit Agreement is hereby amended as follows (the “Credit Agreement Amendment”):
(a) Section 6.1 of the Existing Credit Agreement is hereby amended by deleting the word “and” at the end of clause (v) thereof, by deleting the period at the end of clause (vi) thereof and inserting “, and” in lieu thereof and inserting a new clause (vii) to read as follows:
“(vii) the incurrence and repayment, retirement or redemption of obligations in respect of the Gores Subordinated Investment (along with the execution, delivery and performance of any applicable Gores Subordinated Investment Documentation), so long as any cash payments made to repay, retire or redeem any of such obligations are funded solely with the proceeds of the Tax Refund pursuant to Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010).”
(b) Section 6.3 of the Existing Credit is hereby amended by deleting the word “and” immediately following clause (e) thereof, by deleting the period at the end of clause (f) thereof and inserting “; and” in lieu thereof, and inserting a new clause (g) to read as follows:
“(g) unsecured Indebtedness consisting of the Gores Subordinated Investment.”
(c) Section 7.1 of the Existing Credit Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

“Date	Ratio
March 31, 2010	9.20 to 1.0
June 30, 2010	8.65 to 1.0
September 30, 2010	8.05 to 1.0
December 31, 2010	7.50 to 1.0
March 31, 2011	6.90 to 1.0
June 30, 2011	6.35 to 1.0
September 30, 2011	5.75 to 1.0
December 31, 2011	5.20 to 1.0
March 31, 2012	4.05 to 1.0
June 30, 2012 and the last day of each fiscal quarter thereafter	4.05 to 1.0”
(d) Schedule 1.1 to the Existing Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:
“Gores Limited Guaranty” means that certain Limited Guaranty, dated as of March 30, 2010, by Sponsor Guarantors in favor of the New Noteholders.

“Gores Limited Guaranty Subordination Agreement” has the meaning set forth in the definition of Gores Subordinated Investment.
“Gores Subordinated Investment” means (a) the repayment obligations owing from the Borrower to the Sponsor Guarantors as a result of any payments made by the Sponsor Guarantors pursuant to Section 2(a) of the Gores Limited Guaranty (as in effect on March 30, 2010), and (b) any subordinated loan or other subordinated debt investment or any equity investment made by the Sponsor Guarantors to or in the Borrower solely to the extent made in order to fund any portion of the prepayment of the New Senior Notes required to be paid by the Borrower pursuant to Section 4 of the Second Notes Amendment, in each case together with any capitalized interest or other return on such obligations, loan or other debt or equity investment, which subordinated loan or other debt or equity investment (together with such capitalized interest or other capitalized return) shall be upon fair and reasonable terms no less favorable to the Borrower than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that, with respect to each of clauses (a) and (b) above:
(i) the aggregate amount of such repayment obligations, subordinated loans, other subordinated debt investments and/or equity investments shall not exceed the sum of (A) $10,000,000 (less any cash payments from time to time made thereon by the Borrower to the Sponsor Guarantors), plus (B) the aggregate amount of any capitalized interest or other return on any such repayment obligations, subordinated loans, other subordinated debt investments and/or equity investments;
(ii) no cash payments (whether pursuant to any redemption, retirement or any repayment or prepayment requirement or otherwise) in respect of any such repayment obligations, subordinated loans, other subordinated debt investments and/or equity investments, or in respect of any subrogation rights pertaining to the Gores Limited Guaranty, shall be made by the Company or any Subsidiary (or shall become due) or accepted by any Sponsor Guarantor until 180 days following the Payoff Date, except to the extent funded solely with the proceeds of the Tax Refund pursuant to Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010);
(iii) in no event shall any such repayment obligations, subordinated loans, other subordinated debt investments and/or equity investments be secured by a Lien on any property of the Borrower or any Subsidiary;
(iv) all of such subordinated loans, other subordinated debt investments and/or equity investments described in clause (b) above shall be deeply subordinated to the Obligations pursuant to a subordination and intercreditor agreement, in form and substance reasonably satisfactory to Agent and Sponsor Guarantors, pursuant to which, among other things, all cash payments and other distributions thereon shall be prohibited in the manner described in clause (ii) above and no enforcement actions with respect to such items shall be permitted until 180 days following the Payoff Date, provided that such subordination and intercreditor agreement shall provide that the Sponsor Guarantors shall be entitled to receive payments from the Borrower or a Subsidiary in respect of such subordinated obligations to the extent such payments are funded solely with the proceeds of the Tax Refund pursuant to Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010) (such subordination and intercreditor agreement, the “Gores Limited Guaranty Subordination Agreement”); and
(v) with respect to any such investment described in clause (b) above, the Gores Subordinated Investment Documentation shall specify that the proceeds of such Gores Subordinated Investment are earmarked for the prepayment of, and shall be used exclusively to prepay, the New Senior Notes in accordance with Section 4 of the Second Notes Amendment (as in effect on March 30, 2010) (or, to the extent any such prepayment of the New Senior Notes was made prior to the date of such Gores Subordinated Investment, to replenish the funds used by the Borrower to make such prepayment).
“Gores Subordinated Investment Documentation” means any documents, instruments and agreements evidencing the Gores Subordinated Investment, so long as such documentation meets the requirements of the definition of “Gores Subordinated Investment”.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of March 30, 2010, by and among the Borrower and the Lenders party thereto.
“Second Notes Amendment” means that certain Second Amendment to Securities Purchase Agreement, dated as of March 30, 2010, by and among the Borrower and the New Noteholders party thereto.
“Tax Refund” has the meaning set forth in Section 4 of the Second Notes Amendment (as in effect on March 30, 2010).
(e) The definition of “Consolidated EBITDA” set forth in Schedule 1.1 to the Existing Credit Agreement is hereby amended by inserting a new paragraph at the end thereof to read as follows:
“Notwithstanding the foregoing, (i) solely for purposes of calculating the Senior Debt Leverage Ratio for the fiscal quarters ending March 31, 2010, June 30, 2010, and September 30, 2010, Consolidated EBITDA for the four fiscal quarters ending on such date shall be deemed to be increased by an amount not exceeding $1,652,000, and (ii) to the extent that the Senior Leverage Amendment

Fee (as defined in the Second Notes Amendment as in effect on March 30, 2010) is deducted in the determination of Consolidated Net Income of the Borrower and its Subsidiaries for any period then Consolidated EBITDA for such period shall be deemed to be increased by the amount of such deduction resulting from the Senior Leverage Amendment Fee.”
(f) The definition of “Loan Documents” set forth in Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Loan Documents” means the Agreement, any Compliance Certificate, the Fee Letter, the Guaranty, the Letters of Credit, the Sponsor Guaranty and Put Agreement, the Sponsor Letter of Credit, the Gores Limited Guaranty Subordination Agreement (if any), any note or notes executed by Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower or any of its Subsidiaries or any Sponsor Guarantor and the Lender Group in connection with the Agreement.
(g) The definition of “Restricted Payment” set forth in Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Restricted Payment” means:
(a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, except for any payment, repurchase, redemption or other distribution in respect of any Gores Subordinated Investment consisting of an equity investment by the Sponsor Guarantors in the Borrower so long as such payment, repurchase, redemption or other distribution is required pursuant to the Gores Subordinated Investment Documentation evidencing such Gores Subordinated Investment and such payment, repurchase, redemption or other distribution is funded solely with the proceeds of the Tax Refund pursuant to the terms of Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010); and
(b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Borrower or any Subsidiary of, on account of or in respect of, the principal of any Indebtedness that is subordinated in right of payment to the Indebtedness owing under the New Senior Notes prior to the regularly scheduled maturity date thereof except repayments of the Gores Subordinated Investment funded solely with with proceeds of the Tax Refund pursuant to the terms of Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010).”
2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights hereunder, until satisfaction of the condition set forth in the penultimate sentence of this Section 2 and until each Lender shall have received:
(a) a copy of this Amendment executed by the Loan Parties, the Sponsor Guarantors and the Required Lenders;
(b) a copy of the fully executed Second Notes Amendment along with a copy of the fully executed Gores Limited Guaranty, each in substantially the forms attached to Exhibit A (it being understood and agreed any changes in the executed Second Notes Amendment or Gores Limited Guaranty from the forms attached to Exhibit A must be reasonably satisfactory to Required Lenders);
(c) payment of the reasonable fees, charges and disbursements of counsel to Agent and incurred in connection with this Amendment (as set forth in invoices provided by Goldberg Kohn Ltd. to the Company on or prior to the date hereof); and
(d) the representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the date hereof.
In addition, all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Required Lenders (such satisfaction to be established by the execution and delivery of this Amendment by the Required Lenders). The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.
3. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Lenders that:
(a) The execution and delivery by the Company of this Amendment, and the performance by the Company of this Amendment and the Second Notes Amendment (i) are within the Company’s power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company or any Subsidiary; (v) except as set forth on Schedule 3(e) hereto with respect to the Securities Purchase Agreement, do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries, except pursuant to the Security Documents (as such term is defined in the Securities Purchase Agreement); and (vii) except as set forth on Schedule 3(e) hereto with respect to the Securities Purchase Agreement and except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.
(b) This Amendment has been duly executed and delivered by the Company and this Amendment constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.
(c) Subject to any changes in the executed Second Notes Amendment and Gores Limited Guaranty from the forms attached to Exhibit A, which changes would have to be reasonably satisfactory to Required Lenders, a true, complete and correct copy of each of the Second Notes Amendment and the Gores Limited Guaranty are attached hereto as Exhibit A.
(d) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(e) Except as set forth on Schedule 3(e) hereto, the representations and warranties of the Company and each other Loan Party contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).
(f) Other than (i) payment of the reasonable fees, charges and disbursements of Conway, Del Genio, Gries & Co., LLC and counsel to the Noteholders, in each case incurred in connection with the Second Notes Amendment, (ii) the requirement that the Notes be prepaid in accordance with the terms and conditions of Section 4 of the Second Notes Amendment and (iii) the Senior Leverage Amendment Fee (as defined in the Second Notes Amendment), no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender, noteholder and/or guarantor, as an inducement to the Company’s or such Person’s execution and delivery of the Second Notes Amendment.
4. Leverage Amendment Fee. In the event that the Senior Debt Leverage Ratio is greater than 4.50 to 1.00 as of the last day of the fiscal quarter ending December 31, 2010, the Company shall pay to the Agent (for the ratable benefit of the Lenders) a fee (the “Leverage Amendment Fee”) in an amount equal to (x) one-quarter of the amount of the Senior Leverage Amendment Fee (as defined in the Second Notes Amendment (as in effect on March 30, 2010)) times (y) (A) the sum of (i) the outstanding principal amount of the Term Loan as of December 31, 2010 plus (ii) the Maximum Revolver Amount as of December 31, 2010 (or, if the Revolver Commitments shall have been terminated as December 31, 2010, the sum of the principal amount of the outstanding Advances and Letter of Credit Usage as of December 31, 2010), divided by (B) the outstanding principal amount of the New Senior Notes as of December 31, 2010, which Leverage Amendment Fee shall be fully earned and shall be due and payable on the earliest of (i) Maturity Date, (ii) such earlier date as the Obligations shall have become due and payable in accordance with the terms of the Credit Agreement, or (iii) such earlier date as the Obligations are paid in full.
5. Effect of Amendment. Except as set forth expressly herein, all terms of the Existing Credit Agreement, as amended hereby, each other Loan Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires. It is understood that, to the extent the consent of Agent and Lenders is required by the Subordination Agreement or the Credit Agreement for the prepayment of the Notes or the execution, delivery and performance of the Second Notes Amendment, Agent and Lenders hereby consent to the prepayment of the Notes pursuant to Section 4 of the Second Notes Amendment (as in effect on March 30, 2010) and the execution, delivery and performance of the Second Notes Amendment (as in effect on March 30, 2010).
6. Confirmation of the Subsidiary Guaranty and the Sponsor Guaranty and Put Agreement.
(a) By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Guaranty continues in full force and effect notwithstanding this Amendment and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Guaranty. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment.
(b) By executing this Amendment each of the Sponsor Guarantors acknowledges and confirms that (a) the Sponsor Guaranty and Put Agreement continues in full force and effect notwithstanding this Amendment and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Sponsor Guaranty and Put Agreement. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party nor any Sponsor Guarantor released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment. In order to induce Agent and Lenders to enter into this Amendment, each Sponsor Guarantor hereby warrants to Agent and Lenders, as of the date hereof and after giving pro forma effect to the issuance of the Gores Limited Guaranty and the making of the Gores Subordinated Investment, that the representations and warranties of each Sponsor Guarantor contained in the Sponsor Guaranty and Put Agreement (including, without limitation, the representations and warranties set forth in Section 6(a)(x) and 6(a)(xiii) thereof) are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates), and that no Sponsor Event of Default (as defined in the Sponsor Guaranty and Put Agreement) has occurred as of the date hereof.
(c) By executing this Amendment, each Sponsor Guarantor acknowledges and agrees that (a) any subrogation rights or other rights to seek any contribution, reimbursement, or restitution from Company or any Subsidiary that Sponsor Guarantors may have due to any payments made under the Gores Limited Guaranty or otherwise with respect to the Gores Limited Guaranty (collectively, the “Subrogation Rights”) may not be exercised until the date that is 180 days following the Payoff Date other than the exercise of Subrogation Rights to collect a payment funded by the Company solely with the proceeds of a Tax Refund pursuant to Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010), (b) except to the extent of payments permitted by Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010), any Subrogation Rights and any Gores Subordinated Investment of the type described in clause (b) of the definition thereof (any such investments of the type described in clause (b) of the definition of Gores Subordinated Investment, collectively, “Clause (B) Investments”), are subordinated to the prior payment in full of the Obligations (other than contingent indemnification obligations and contingent reimbursement obligations in respect of which no claim for payment has been asserted in writing), (c) no cash payments or distributions in respect of any Subrogation Rights or Clause (B) Investments (whether pursuant to any redemption, retirement or any repayment or prepayment requirement or otherwise) shall be made by the Company or any Subsidiary (or shall become due) or accepted by any Sponsor Guarantor until 180 days following the Payoff Date, except to the extent funded solely with the proceeds of the Tax Refund pursuant to Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010), (d) no Sponsor Guarantor may take any enforcement action with respect to any Subrogation Rights or any Clause (B) Investments until 180 days following the Payoff Date except in connection with payments to be funded solely with cash proceeds of the Tax Refund permitted by Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010), (e) in the event that any Sponsor Guarantor receives any cash payment or other distribution in violation of the foregoing clauses (a), (b), (c) or (d) (it being expressly understood that payments funded solely with the proceeds of the Tax Refund pursuant to Section 4(b) of the Second Notes Amendment (as in effect on March 30, 2010) shall not constitute payments or distributions in violation of the foregoing clauses (a), (b), (c) or (d)), such Sponsor Guarantor shall hold such payment in trust for the benefit of the holders of the New Senior Notes, Agent and Lenders and upon demand by Agent such Sponsor Guarantor shall promptly turn over such payment or other distribution (i) at any time the New Senior Notes have not been paid in full, to the collateral agent for the New Senior Notes for application to the New Senior Notes pursuant to the Securities Purchase Agreement, and (ii) at any time after the New Senior Notes have been paid in full, to Agent for application to the Obligations pursuant to the Credit Agreement, (f) none of the Subrogation Rights or the Clause (B) Investments shall be secured by any Lien on any property of the Company or any of its Subsidiaries, and (g) prior to or upon the making of any Clause (B) Investment, Sponsor Guarantors shall execute and deliver the Gores Limited Guaranty Subordination Agreement to, among other things, more fully evidence the subordination of the Subrogation Rights and the Clause (B) Investments to the Obligations described above. This Section 6(c) shall be binding on each Sponsor Guarantor and each of their respective successors and assigns.
7. Release.
(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Company, each Subsidiary Guarantor and each Sponsor Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Company, any Subsidiary Guarantor, any Sponsor Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.
(b) Each of Company, each Subsidiary Guarantor and each Sponsor Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.
10. Fees and Expenses. Whether or not this Amendment becomes effective, the Company will, in accordance with Section 17.10 of the Existing Credit Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all Lender Group Expenses relating to this Amendment, including, without limitation, the reasonable attorneys fees and expenses of the counsel of the Agent, Goldberg Kohn Ltd.
11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
12. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
13. Entire Understanding. This Amendment and the other Loan Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
14. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY: WESTWOOD ONE, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President and CFO

GUARANTORS: METRO NETWORKS COMMUNICATIONS, INC. METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP
By:	METRO NETWORKS COMMUNICATIONS, INC., as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS — NYC, INC.

TLAC, INC.

By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

AGENT AND LENDER: WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ Amelie Yehros
	Name:	Amelie Yehros
	Title:	SVP
Signature Page to Second Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

SPONSOR GUARANTORS GORES CAPITAL PARTNERS II, L.P.
By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

By:	THE GORES GROUP, LLC, Its Manager

By	/s/ Steven G. Eisner
	Name:	Steven G. Eisner
Its: Vice President

GORES CO-INVEST PARTNERSHIP II, L.P.
By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

By:	THE GORES GROUP, LLC, Its Manager

By	/s/ Steven G. Eisner
	Name:	Steven G. Eisner
Its: Vice President
Signature Page to Second Amendment to Credit Agreement

Exhibit A
Second Notes Amendment
Refer to Exhibit 4.1

Gores Limited Guaranty (see attached)
Refer to Annex 2 of Exhibit 4.1

Schedule 3(e)
Exceptions to No Conflict Representation and Warranty
Pursuant to Section 4 of the Second Notes Amendment , the Company has agreed to prepay the New Senior Notes on the dates and in the amounts set forth in Section 4 thereof. To the extent any prepayment of New Senior Notes does not equal or exceed the “5% Minimum Requirement” (as defined in the Second Notes Amendment), such prepayment, in the absence of a waiver by each holder of New Senior Notes regarding such optional prepayment on or prior to the date of prepayment, could be deemed a conflict under the terms of the New Senior Note Agreement solely as a result of the failure of the Company to comply with the 5% Minimum Requirement in connection with such prepayment. The Company’s representations and warranties are qualified in their entirety by reference to such conflict described herein and in Section 4(c) of the Second Notes Amendment and by any other breach of, or conflict with, the 5% Minimum Requirement.